EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                          [Aaron Stein, CPA LETTERHEAD]

June 17, 2003

Autocarbon, Inc.
136-M Tenth Street
Ramona, California 92065

Dear Sir or Madam:

We do hereby consent to the use in this registration statement on Form S-8/A dated June 17, 2003 of our report dated August 7, 2002 relating to the March 31, 2002 audited financial statements of Autocarbon, Inc.

Yours Very Truly,





/s/ Aaron Stein
    Aaron Stein, CPA